Exhibit 99.2

TABLE OF CONTENTS

COMPANY OVERVIEW

COMPANY INFORMATION	5

FOURTH QUARTER HIGHLIGHTS	7

FINANCIAL HIGHLIGHTS	8

FINANCIAL INFORMATION

FUNDS FROM OPERATIONS (FFO), NORMALIZED FUNDS FROM OPERATIONS (NORMALIZED FFO), AND NORMALIZED FUNDS AVAILABLE FOR DISTRIBUTION (NORMALIZED FAD)	9

NET OPERATING INCOME AND ADJUSTED EBITDA	10

MARKET CAPITALIZATION AND DEBT SUMMARY	11

FINANCIAL STATISTICS	12

SAME-STORE PORTFOLIO PERFORMANCE AND TENANT OCCUPANCY	13

INVESTMENT ACTIVITY AND LEASE EXPIRATION SCHEDULE	14

GEOGRAPHICAL DISTRIBUTION	15

PORTFOLIO DIVERSIFICATION	16

TOP 10 HEALTH SYSTEM RELATIONSHIPS	17

CONSOLIDATED BALANCE SHEETS	18

CONSOLIDATED STATEMENTS OF OPERATIONS	19

REPORTING DEFINITIONS	20

Forward looking statements:

Certain statements made in this supplemental information package constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). In particular, statements pertaining to our capital resources, portfolio performance and results of operations contain forward-looking statements.  Likewise, our pro forma financial statements and our statements regarding anticipated market conditions are forward-looking statements. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

•                            general economic conditions;

•                            adverse economic or real estate developments, either nationally or in the markets in which our properties are located;

•                            our failure to generate sufficient cash flows to service our outstanding indebtedness;

•                            fluctuations in interest rates and increased operating costs;

•                            the availability, terms and deployment of debt and equity capital, including our unsecured revolving credit facility;

•                            our ability to make distributions on our common shares of beneficial interest;

•                            general volatility of the market price of our common shares;

•                            our limited operating history;

•                            our increased vulnerability economically due to the concentration of our investments in healthcare properties;

•                            our geographic concentrations in Texas and the greater Atlanta, Georgia metropolitan area causes us to be particularly exposed to downturns in these economies or other changes in real estate market conditions;

•                            changes in our business or strategy;

•                            our dependence upon key personnel whose continued service is not guaranteed;

•                            our ability to identify, hire and retain highly qualified personnel in the future;

•                            the degree and nature of our competition;

•                            changes in governmental regulations, tax rates and similar matters;

•                            defaults on or non-renewal of leases by tenants;

•                            decreased rental rates or increased vacancy rates;

•                            difficulties in identifying healthcare properties to acquire and complete acquisitions;

•                            competition for investment opportunities;

•                            our failure to successfully develop, integrate and operate acquired properties and operations;

•                            the impact of our investment in joint ventures;

•                            the financial condition and liquidity of, or disputes with, joint venture and development partners;

•                            our ability to operate as a public company;

•                            changes in accounting principles generally accepted in the United States (or GAAP);

•                            lack of or insufficient amounts of insurance;

•                            other factors affecting the real estate industry generally;

•                            our failure to qualify and maintain our qualification as a real estate investment trust (or REIT) for U.S. federal income tax purposes;

•                            limitations imposed on our business and our ability to satisfy complex rules in order for us to qualify as a REIT for U.S. federal income tax purposes; and

•                            changes in governmental regulations or interpretations thereof, such as real estate and zoning laws and increases in real property tax rates and taxation of REITs; and,

•                            various other factors may materially adversely affect us, including the per share trading price of our common shares, such as:

•                            higher market interest rates;

•                            the number of our common shares available for future issuance or sale;

•                            our issuance of equity securities or the perception that such issuance might occur;

•                            future offerings of debt; and

•                            if securities analysts do not publish research or reports about our industry or if they downgrade our common shares or the healthcare-related real estate sector.

While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. You should not place undue reliance on any forward-looking statements, which speak only as of the date of this report. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes after the date of this prospectus, except as required by applicable law. For a further discussion of these and other factors that could impact our future results, performance or transactions, see Part I, Item 1A (Risk Factors) of our Annual Report on Form 10-K for the fiscal year December 31, 2014 and Part II, Item1A (Risk Factors) of our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31 and September 30, 2014.

ADDITIONAL INFORMATION

The information in this supplemental information package should be read in conjunction with the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, earnings press release dated March 4, 2015 and other information filed with, or furnished to, the SEC. You can access the Company’s reports and amendments to those reports filed or furnished to the Securities and Exchange Commission (the “SEC”) pursuant to Section 13(a) or 15(d) of the Exchange Act in the “Investor Relations” section on the Company’s website (www.docreit.com) under the tab “SEC Filings” as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The information on or connected to the Company’s website is not, and shall not be deemed to be, a part of, or incorporated into this supplemental information package. You also can review these SEC filings and other information by accessing the SEC’s website at http://www.sec.gov.

ABOUT PHYSICIANS REALTY TRUST

Physicians Realty Trust (NYSE:DOC) (the “Trust,” the “Company,” “DOC,” “we,” “our” and “us”) is a self-managed healthcare real estate company organized in 2013 to acquire, selectively develop, own and manage healthcare properties that are leased to physicians, hospitals and healthcare delivery systems.

We invest in real estate that is integral to providing high quality healthcare services. Our properties typically are on a campus with a hospital or other healthcare facilities or strategically located and affiliated with a hospital or other healthcare facilities.

Our management team has significant public healthcare REIT experience and long established relationships with physicians, hospitals and healthcare delivery system decision makers that we believe will provide quality investment opportunities to generate attractive risk-adjusted returns to our shareholders.

We are a Maryland real estate investment trust and elected to be taxed as a REIT for U.S. federal income tax purposes beginning with our short taxable year ending December 31, 2013. We conduct our business through an UPREIT structure in which our properties are owned by Physicians Realty L.P., a Delaware limited partnership (the “operating partnership”), directly or through limited partnerships, limited liability companies or other subsidiaries. We are the sole general partner of the operating partnership and, as of December 31, 2014, own approximately 94.1% of the partnership interests in the operating partnership.

We had no business operations prior to completion of our initial public offering (the “IPO”) on July 24, 2013. Our predecessor, which is not a legal entity, is comprised of the four healthcare real estate funds managed by B.C. Ziegler & Company (“Ziegler”), which are referred to as the Predecessor Ziegler Funds, that owned directly or indirectly interests in entities that owned the initial properties we acquired through the operating partnership on July 24, 2013 in connection with completion of the IPO and related formation transactions.

COMPANY SNAPSHOT

As of
December 31, 2014
Gross real estate investments (thousands)	$819,219
Total buildings	87
% Leased	94.6%
Total portfolio gross leasable area	3,100,701

% of GLA on-campus / affiliated	76.5%
Average remaining lease term for all buildings (years)	9.6

Cash and cash equivalents (thousands)	$15,923
Total debt to enterprise value	19.4%
Weighted average interest rate per annum on consolidated debt	2.91%
Equity market cap (thousands)	$845,945
Quarterly dividend	$0.225
Quarter end stock price	$16.60
Dividend yield	5.42%
Common shares outstanding	50,960,517
Operating Partnership Units outstanding	3,190,339
Total enterprise value (thousands) (1)	$1,115,009

(1) Represents the value of outstanding shares and units based on the closing stock price on December 31, 2014 plus the amount of outstanding debt at December 31, 2014

ABOUT PHYSICIANS REALTY TRUST (CONTINUED)

BOARD OF TRUSTEES

Tommy G. Thompson	William A. Ebinger, M.D.	Richard A. Weiss
Chairman

Albert C. Black	Mark A. Baumgartner	Stanton D. Anderson
Compensation, Nominating and	Finance and Investment	Audit Committee Chair
Governance Committee Chair	Committee Chair

John T. Thomas
Chief Executive Officer
President

MANAGEMENT TEAM

John T. Thomas	John W. Sweet	Jeffrey N. Theiler
Chief Executive Officer	Executive Vice President	Executive Vice President
President	Chief Investment Officer	Chief Financial Officer

Bradley D. Page	John W. Lucey	Mark D. Theine
Senior Vice President	Senior Vice President	Senior Vice President
General Counsel	Principal Accounting and	Asset & Investment
	Reporting Officer	Management

LOCATION AND CONTACT INFORMATION

External Auditor	Corporate and REIT Tax Counsel	Transfer Agent
Ernst & Young	Baker & McKenzie LLP	Computershare
155 N. Upper Wacker Drive	Richard Lipton, Partner	College Station, TX 77845
Chicago, IL 60606	300 E. Randolph Street, Suite 5000	1-800-446-2617
(312) 879-2000	Chicago, IL 60601	www.computershare.com
(312) 861-8000

Corporate Headquarters
735 N. Water Street, Suite 1000
Milwaukee, WI 53202
(414) 978-6494

FOURTH QUARTER HIGHLIGHTS

OPERATING

•                  Fourth quarter 2014 total revenue of $19.7 million, up 204% over the prior year period

•                  Fourth quarter 2014 rental revenue of $16.8 million, an increase of 200% over the prior year period

•                  Generated quarterly normalized funds from operations (Normalized FFO) of $0.22 per share on a fully diluted basis

•                  Closed on 6 acquisitions totaling 575,449 square feet and funded 1 Medical Office Building term loan for total fourth quarter investments of $104.7 million

•                  Declared quarterly dividend of $0.225 per share for the fourth quarter

•                  94.6% of portfolio square footage leased as of December 31, 2014

•                  Increased gross leasable square footage by 23% to 3,100,701 square feet, as of December 31, 2014 from 2,525,252 as of September 30, 2014

FOURTH QUARTER ACQUISITIONS	SUBSEQUENT ACQUISITIONS

• Pinnacle Portfolio, Harrisburg, PA	•	Methodist Sports Medicine, Greenwood, IN
• Columbus Regional Health Portfolio, Columbus, GA	•	Minnesota Portfolio, Minneapolis, MN
• Carle Danville Medical Office Building, Danville, IL	•	Indianapolis South MOB, Greenwood, IN
• Middletown Medical Office Buildings, Middletown, NY	•	Bridgeport Medical Center, Lakewood, WA
• Napoleon Medical Office Building, New Orleans, LA	•	Baylor Cancer Center, Dallas, TX
• West Tennessee Bone & Joint, Jackson, TN

COMPANY ANNOUNCEMENTS

•                  November 21, 2014: Announced the partial closing of the Columbus Regional Medical Office Portfolio (the “Portfolio”) which includes thirteen medical office buildings, twelve of which are located in Columbus, Georgia and one in Phenix City, Alabama, and also entered into three separate additional purchase agreements with an aggregate value of $88.7 million with Trios Health Medical Office Building in Kennewick, Washington, two medical office buildings located in Middletown, New York and Carle Danville Clinic located in Danville, Illinois

•                  December 2, 2014: Announced adoption of a Dividend Reinvestment and Share Purchase Plan

•                  December 30, 2014: Announced a quarterly cash dividend of $0.225 per common share for the quarter ending December 31, 2014, which was paid on February 6, 2015 to shareholders of record on January 23, 2015

•                  January 8, 2015: Announced the appointment of Bradley D. Page to the newly created positon of Senior Vice President — General Counsel, effective February 2, 2015

•                  January 14, 2015: Announced the closing of $81.7 million in five unrelated transactions, including a total of seven buildings in Illinois, New York, Louisiana, Tennessee and Florida, as well as the execution of a non-binding letter of intent with The Davis Group and an equity investor working with The Davis Group to acquire a 96% or greater interest in the Minnesota Portfolio

•                  January 14, 2015: Announced commencement of public offering of 15,000,000 common shares of and plans to grant the underwriters a 30-day option to purchase up to an additional 2,250,000 common shares

•                  January 14, 2015: Announced pricing of public offering of 16,500,000 common shares at a public offering price per share of $16.40

•                  January 21, 2015: Announced the completion of upsized public offering of 18,975,000 common shares of beneficial interest, including 2,475,000 common shares issued pursuant to the exercise of an option to purchase additional common shares granted to the underwriters, at a price per share of $16.40, for net proceeds of $297.2 million

•                  January 28, 2015: Announced the tax reporting information for dividends paid to shareholders during the year ended December 31, 2014

•                  February 5, 2015: Announced the closing of $121.9 million of investments since January 1, 2015

FINANCIAL HIGHLIGHTS

(Unaudited and in thousands, except sq. ft. and per share data)

INCOME

	Three Months Ended
	December 31, 2014	September 30, 2014
Revenues	$19,694	$14,161
NOI	15,910	11,590
Annualized Adjusted EBITDA	55,816	38,320
Normalized FFO	11,316	7,175
Normalized FAD	10,543	6,985
Net income (loss) available to common shareholders per common share	$0.04	$(0.06)
Normalized FAD per common share and unit	$0.20	$0.17

CAPITALIZATION

	As of
	December 31, 2014	September 30, 2014
ASSETS
Gross Real Estate Investments (including gross lease intangibles)	$819,219	$712,951
Total Assets	811,573	708,662
DEBT AND EQUITY
Total Debt	$216,105	$153,420
Total Shareholders’ Equity	569,209	535,664
Total Equity Capitalization	845,945	622,560
Implied Equity Market Capitalization (1)	898,904	701,329
Total Debt / Implied Equity Market Capitalization	24%	22%

(1) Outstanding shares and units at quarter end multiplied by share price at quarter end

RECONCILIATION OF NON-GAAP MEASURES

FUNDS FROM OPERATIONS (FFO),

NORMALIZED FUNDS FROM OPERATIONS (NORMALIZED FFO)

AND NORMALIZED FUNDS AVAILABLE FOR DISTRIBUTION (NORMALIZED FAD)

(Unaudited and in thousands, except share and per share data)

	Three Months Ended	Year Ended
	December 31, 2014	December 31, 2014
Net income (loss)	$1,991	$(4,418)
Depreciation and amortization expense	6,166	16,731
Gain (loss) on the sale of property	2	(32)
Impairment charge	1,500	1,750
FFO	$9,659	$14,031
FFO per share and unit	$0.19	$0.38
Net change in fair value of derivative	(23)	(161)
Acquisition related expenses	1,643	10,897
Acceleration of deferred financing costs	37	178
Other normalizing items	—	1,800
Normalized FFO	$11,316	$26,745
Normalized FFO per share and unit	$0.22	$0.72

Normalized FFO	11,316	26,745
Non-cash share compensation expense	619	1,977
Straight-line rent adjustments	(1,474)	(4,259)
Amortization of acquired above/below market leases	184	378
Amortization of lease inducements	54	191
Amortization of deferred financing costs	293	919
Recurring capital expenditures	(449)	(546)
Normalized FAD	$10,543	$25,405
Normalized FAD per share and unit	$0.20	$0.68

Weighted average number of shares and units outstanding	51,654,244	37,196,043

NET OPERATING INCOME AND ADJUSTED EBITDA

(Unaudited and in thousands, except share and per share data)

NET OPERATING INCOME

	Three Months Ended	Year Ended
	December 31, 2014	December 31, 2014
Net income (loss)	$1,991	$(4,418)
General and administrative	2,573	11,440
Acquisition related expenses	1,643	10,897
Depreciation and amortization	6,166	16,731
Interest expense, net	2,035	6,746
Loss (gain) on sale of property	2	(32)
Impairment charge	1,500	1,750
NOI	$15,910	$43,114

NOI	$15,910	$43,114
Straight-line rent adjustments	(1,474)	(4,259)
Amortization of acquired above/below market leases	184	378
Amortization of lease inducement	54	191
Cash NOI	$14,674	$39,424

ADJUSTED EBITDA

	Three Months Ended	Year Ended
	December 31, 2014	December 31, 2014
Net income (loss)	$1,991	$(4,418)

Depreciation and amortization	6,166	16,731
Interest expense, net	2,058	6,907
Net change in fair value of derivative	(23)	(161)
EBITDA	$10,192	$19,059
Acquisition related expenses	1,643	10,897
Non-cash share compensation	619	1,977
Impairment	1,500	1,750
Shared service amendment payment	—	1,800
Adjusted EBITDA	$13,954	$35,483

Adjusted EBITDA Annualized	$55,816	$35,483

MARKET CAPITALIZATION AND DEBT SUMMARY

(Unaudited and in thousands, except share data)

MARKET CAPITALIZATION

As of
December 31, 2014
Revolving credit facility debt	$138,000
Mortgage debt	78,105
Total Debt	$216,105

Share price	$16.60
Total common shares outstanding	50,961
Total OP units outstanding	3,190
Implied equity market capitalization	$898,904

Total Enterprise Value (Debt + Equity)	$1,115,009

Total Debt / Total Assets	26.6%
Total Debt / Total Enterprise Value	19.4%

DEBT SUMMARY

	Balance as of
	12/31/2014	Interest Rate:	Maturity Date
Revolving Credit Facility Debt	$138,000	1.7%	9/18/2018
Mortgage Debt
Canton MOB	6,207	5.9%	6/6/2017
Firehouse Square	2,765	6.6%	9/6/2017
Hackley Medical Center	5,397	5.9%	1/6/2017
MeadowView Professional Center	10,409	5.8%	6/6/2017
Mid Coast Hospital MOB	7,869	4.8%	5/16/2016
Remington Medical Commons	4,399	2.9%	9/28/2017
Valley West Hospital MOB	4,879	4.8%	12/1/2020
Oklahoma City, OK MOB	7,647	4.7%	1/10/2021
Crescent City Surgical Center	18,750	5.0%	1/23/2019
San Antonio Hospital	9,783	5.0%	6/26/2022
Total / Weighted Average	$216,105	2.9%	3.92	(1)

(1) Weighted average maturity of mortgage debt only

FINANCIAL STATISTICS

(Unaudited and in thousands, except share and per share data)

	Quarter Ended
	December 31, 2014

Annualized dividend rate	$0.90
Price per share	$16.60
Annualized dividend yield	5.42%

Total debt	$216,105
Net debt (less cash)	200,182
Adjusted EBITDA (annualized)*	55,816
Net Debt / Adjusted EBITDA Ratio	3.59	x

Adjusted EBITDA (annualized)*	$55,816
Cash interest expense (annualized)*	6,912
Interest Coverage Ratio	8.08	x

Total interest	$2,058
Secured debt principal amortization	502
Total fixed charges	$2,560
Adjusted EBITDA	13,954
Adjusted EBITDA fixed charge coverage ratio	5.45	x

Total market cap	$898,904
Total debt	216,105
Total Enterprise Value	$1,115,009

Total debt	$216,105
Total assets	811,573
Total Debt / Total Assets	26.6%
Total Debt / Total Enterprise Value	19.4%

Weighted Average common shares	48,145,409
Weighted average unvested restricted common shares	318,496
Weighted average units	3,190,339
Weighted Average Common Shares and Units - Diluted	51,654,244

(1)         Annualized rate based on $0.225 quarterly dividend for the quarter ending December 31, 2014.  Actual dividend amounts will be determined by the Trust’s board of trustees based on a variety of factors.

(2)         Closing share price of $16.60 as of December 31, 2014.

*                 Amounts are annualized and actual amounts may differ significantly from the annualized amounts shown.

SAME-STORE PORTFOLIO PERFORMANCE AND TENANT OCCUPANCY

(Unaudited and in thousands, except square footage data)

SAME-STORE PORTFOLIO ANALYSIS

	Portfolio	Same-Store
	3 Months	3 Months
	Ended 12/31/14	Ended 12/31/14
Number of properties	87	22
Gross leasable area	3,100,701	808,212
Cash NOI	$14,674	$4,614
% Leased	94.6%	91.2%

SAME-STORE PORTFOLIO PERFORMANCE

	Year-over-year Comparison				Sequential Comparison
	4Q14	4Q13	Change		4Q14	3Q14	Change
Number of properties	22	22	—		22	22	—
Gross leasable area	808,212	808,212	—		808,212	808,212	—
% Leased	91.2%	91.9%	-70	bps	91.2%	91.3%	-7	bps
Rental revenues	5,739	5,623	+2.1%		5,739	5,661	+1.4%
Operating expenses	(1,124)	(1,063)	+5.8%		(1,124)	(1,132)	-0.7%
Same-property Cash NOI	4,614	4,560	+1.2%		4,614	4,529	+1.9%

TENANT OCCUPANCY

	Quarter Ending	Percentage of Total
Total GLA	12/31/14	GLA at 12/31/14
Total square feet beginning of quarter	2,525,252 (1)	81.4%
Acquired GLA	575,449	18.6%
Disposed GLA	—	0.0%
Total square feet end of quarter	3,100,701	100.0%

Occupied GLA
Occupied GLA beginning of quarter	2,407,407	77.6%

Leases expiring in quarter	(19,515)	-0.6%
Leases renewed in quarter	14,630	0.5%
Retention Rate	75%
New leases commencing in quarter	4,354	0.1%
Net absorption/(vacancy Loss)	(531)	0.0%

Net occupied GLA acquired / (disposed)	526,487	17.0%
Occupied GLA end of quarter	2,933,363	94.6%

(1) Resizing adjustment increased square footage by 302 SF from 2,524,950 SF reported in 3Q14 supplemental.

INVESTMENT ACTIVITY AND LEASE EXPIRATION SCHEDULE

INVESTMENT ACTIVITY

		Acquisition		Cash	%	Purchase
Property	Location	Date		Cap Rate	Leased	Price	GLA
Pinnacle Portfolio	Harrisburg, PA	10/29/2014		7.4%	97%	$23,100	117,765
Columbus RH Portfolio	Columbus, GA	11/20/2014	(1)	8.1%	87%	34,537	311,391
Carle Danville MOB	Danville, IL	11/26/2014		7.3%	100%	10,300	46,663
Jacksonville MOB Loan	Jacksonville, FL	11/26/2014		9.0%	n/a	8,550	n/a
Middletown Medical	Middletown, NY	11/28/2014		7.0%	100%	14,399	35,426
Napoleon MOB	New Orleans, LA	12/19/2014		7.7%	89%	10,500	65,775
West TN B&J	Jackson, TN	12/30/2014		7.2%	100%	9,936	36,424
Methodist Sports	Greenwood, IN	1/28/2015		7.6%	100%	10,000	38,000
Indianapolis South MOB	Greenwood, IN	2/13/2015		9.0%	81%	17,183	118,934
Minneapolis Portfolio	Minneapolis, MN	2/17/2015	(2)	6.4%	98%	116,305	362,654
Bridgeport Medical Center	Lakewood, WA	2/27/2015		6.9%	100%	13,750	31,074
Baylor Cancer Center	Dallas, TX	2/27/2015		6.4%	100%	8,200	21,427
Total / Weighted Average				7.1%	93%	$276,761	1,185,533

(1)         $28.0 million of the Columbus RH Portfolio closed 11/20/14 and $6.5 million closed on 1/23/15

(2)         $48.2 million of the Minneapolis portfolio closed on 1/22/15, $18.4 million closed on 1/29/15, $38.8 million closed on 2/5/15, and $10.9 million closed on 2/17/15

LEASE EXPIRATION SCHEDULE

(As of December 31, 2014)

Expiration	Expiring	Expiring Lease	% of Total	Expiring Lease	% of Total	Average Rent
Year	Leases	GLA	GLA	ABR	ABR	Per SF
2015	29	86,971	2.8%	$1,795	2.7%	$20.64
2016	28	110,075	3.6%	2,425	3.7%	22.03
2017	21	68,298	2.2%	1,647	2.5%	24.11
2018	27	203,922	6.6%	4,306	6.5%	21.12
2019	25	202,606	6.5%	4,057	6.1%	20.02
2020	13	49,028	1.6%	969	1.5%	19.76
2021	11	73,855	2.4%	1,784	2.7%	24.16
2022	11	106,611	3.4%	2,669	4.0%	25.03
2023	17	178,001	5.7%	3,941	6.0%	22.14
2024	45	523,238	16.9%	10,017	15.1%	19.14
Thereafter:	58	1,328,091	42.8%	32,517	49.1%	24.48

MTM	2	3,323	0.1%	35	0.1%	10.53
Vacant		166,682	5.4%
Total/W.A.	287	3,100,701	100.0%	$66,162	100.0%	$21.34

PORTFOLIO GEOGRAPHIC DISTRIBUTION

(As of December 31, 2014)

TOP TEN STATES

State	GLA
Georgia	593,407
Texas	558,374
Pennsylvania	324,006
Ohio	313,377
Michigan	292,710
Indiana	211,812
Louisiana	125,775
Illinois	122,620
Tennessee	100,624
Mississippi	97,210
Other	360,786
Total	3,100,701

PORTFOLIO DIVERSIFICATION

(As of December 31, 2014)

					Coverage
	# of Buildings	GLA	% of Total	% Leased	Ratio
Single-tenant MOBs	39	1,090,914	35.2%	96.9%	N/A
Multi-tenant MOBs	41	1,429,510	46.1%	90.7%	N/A
Hospitals	4	269,925	8.7%	100.0%	3.6	x
LTACHs	3	310,352	10.0%	100.0%	2.9	x
Total	87	3,100,701	100.0%	94.6%

THREE MONTH PERIOD ENDING 12/31/14

TOP 10 HEALTH SYSTEM RELATIONSHIPS

(As of December 31, 2014, $ in thousands)

	Weighted Avg.				% of Total
	Remaining	Leased	% of Total	Annualized	Annualized
Tenant	Lease Term	GLA	GLA	Base Rent	Base Rent
LifeCare	13.26	310,352	10.0%	4,697	7.1%
East El Paso Physicians Medical Center	13.93	77,000	2.5%	3,381	5.1%
Wayne State University Physician Group	14.95	176,000	5.7%	3,168	4.8%
Crescent City Surgical Centre	14.01	60,000	1.9%	3,090	4.7%
Foundation Hospital of San Antonio, LLC	14.42	68,786	2.2%	2,902	4.4%
Northside Hospital	8.19	88,003	2.8%	2,242	3.4%
Mid Ohio Oncology	9.67	98,325	3.2%	2,233	3.4%
Pinnacle Health	9.76	105,199	3.4%	2,011	3.0%
Columbus Regional Health System	11.26	125,189	4.0%	1,909	2.9%
Premier Healthcare	14.42	90,000	2.9%	1,788	2.7%
Total/W.A.	12.387	1,198,854	38.6%	27,421	41.5%

Mark H. Zangmeister Cancer Center Columbus, OH	The Oaks Medical Building Lady Lake, FL

Mansfield Baylor ASC Mansfield, TX	Crystal Medical Center Minneapolis, MN

CONSOLIDATED BALANCE SHEETS

(Audited, in thousands, except share data)

	December 31,	December 31,
	2014	2013
ASSETS
Investment properties:
Land and improvements	$79,334	$26,088
Building and improvements	644,086	193,184
Tenant improvements	5,614	5,458
Acquired lease intangibles	72,985	31,236
	802,019	255,966
Accumulated depreciation	(45,569)	(28,427)
Net real estate property	756,450	227,539
Real estate loans receivable	15,876	—
Investment in unconsolidated entity	1,324	—
Net real estate investments	773,650	227,539
Cash and cash equivalents	15,923	56,478
Tenant receivables, net	1,324	837
Deferred costs, net	4,870	2,105
Other assets	15,806	5,901
Total assets	$811,573	$292,860
LIABILITIES AND EQUITY
Liabilities:
Credit facility	$138,000	$—
Mortgage debt	78,105	42,821
Accounts payable	700	836
Dividend payable	16,548	5,681
Accrued expenses and other liabilities	6,140	2,685
Acquired lease intangibles, net	2,871	—
Total liabilities	242,364	52,023
Equity:
Common shares, $0.01 par value, 500,000,000 shares authorized, 50,640,863 and 21,548,597 shares issued and outstanding as of December 31, 2014 and December 31, 2013, respectively	510	215
Additional paid-in capital	586,017	213,359
Accumulated deficit	(51,797)	(8,670)
Total shareholders’ equity	534,730	204,904
Noncontrolling interests:
Operating partnership	33,727	35,310
Partially owned properties	752	623
Total noncontrolling interest	34,479	35,933
Total equity	569,209	240,837
Total liabilities and equity	$811,573	$292,860

CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except share and per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
			(audited)	(audited)
Revenues:
Rental revenues	$16,842	$5,613	$46,397	$13,565
Expense recoveries	2,426	835	5,871	3,234
Interest income on real estate loans and other	426	40	1,066	246
Total revenues	$19,694	$6,488	$53,334	$17,045
Expenses:
Interest expense	2,058	1,181	6,907	4,295
General and administrative	2,573	1,707	11,440	3,214
Operating expenses	3,787	1,072	10,154	4,650
Depreciation and amortization	6,166	1,984	16,731	5,107
Acquisition expenses	1,643	1,182	10,897	1,938
Management fees	—	—	—	475
Impairment losses	1,500	—	1,750	—
Total expenses	17,727	7,126	57,879	19,679
Loss before equity in income of unconsolidated entity, gain (loss) on sale of investment properties, and noncontrolling interests:	1,967	(638)	(4,545)	(2,634)
Equity in income of unconsolidated entity	26	—	95	—
Gain (loss) on sale of investment properties	(2)	—	32	(2)
Net income (loss)	1,991	(638)	(4,418)	(2,636)
Less: Net loss attributable to predecessor	—	—	—	576
Less: Net loss (income) attributable to noncontrolling interests - operating partnership	(192)	147	695	470
Less: Net loss (income) attributable to noncontrolling interests - partially owned properties	(88)	(10)	(314)	(71)
Net Income (loss) attributable to common shareholders	$1,711	$(501)	$(4,037)	$(1,661)
Net income (loss) per share:
Basic	$0.04	$(0.04)	$(0.12)	$(0.13)
Diluted	$0.04	$—	$—	$—
Weighted average common shares
Basic	48,145,409	13,932,347	33,063,093	12,883,917
Diluted	48,354,493	13,932,347	33,063,093	12,883,917

Dividends and distributions declared per common share and unit	$0.225	$0.225	$0.900	$0.410

GLOSSARY

Adjusted Earnings Before Interest Taxes, Depreciation and Amortization (Adjusted EBITDA): We define Adjusted EBITDA for DOC as net (loss) income computed in accordance with GAAP plus depreciation, amortization, interest expense and net change in the fair value of derivative financial instruments, net (loss) included from discontinued operations, stock based compensation, acquisition-related expenses, and other non-reoccurring items. We consider Adjusted EBITDA an important measure because it provides additional information to allow management, investors, and our current and potential creditors to evaluate and compare our core operating results and our ability to service debt.

Annualized Base Rent: Annualized base rent is calculated by multiplying contractual base rent for September 2014 by 12 (but excluding the impact of concessions and straight-line rent).

Earnings Before Interest Taxes, Depreciation, Amortization and Rent (EBITDAR): We define EBITDAR for DOC as net (loss) income computed in accordance with GAAP plus depreciation, amortization, interest expense and net change in the fair value of derivative financial instruments, net (loss) included from discontinued operations, stock based compensation, acquisition-related expenses and lease expense. We consider EBITDAR an important measure because it provides additional information to allow management, investors, and our current and potential creditors to evaluate and compare our tenants ability to fund their rent obligations.

Funds From Operations (FFO): Funds from operations, or FFO, is a widely recognized measure of REIT performance. Although FFO is not computed in accordance with generally accepted accounting principles, or GAAP, we believe that information regarding FFO is helpful to shareholders and potential investors because it facilitates an understanding of the operating performance of our initial properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes ratably over time. Because real estate values have historically increased or decreased with market conditions, we believe that FFO provides a more meaningful and accurate indication of our performance. We calculate FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, (“NAREIT”).   NAREIT defines FFO as net income (computed in accordance with GAAP) before noncontrolling interests of holders of OP units, excluding gains (or losses) on sales of depreciable operating property, impairment write-downs on depreciable assets and extraordinary items (computed in accordance with GAAP), plus real estate related depreciation and amortization (excluding amortization of deferred financing costs). Our FFO computation may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with NAREIT definition or that interpret the NAREIT definition differently than we do. The GAAP measure that we believe to be most directly comparable to FFO, net income (loss), includes depreciation and amortization expenses, gains or losses on property sales, impairments and noncontrolling interests. In computing FFO, we eliminate these items because, in our view, they are not indicative of the results from the operations of our properties. To facilitate a clear understanding of our historical operating result, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in our financial statements. FFO does not represent cash generated from operating activities in accordance with GAAP, should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as a measure of our liquidity and is not indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders.

Gross Leasable Area (GLA): Gross leasable area (in square feet).

Gross Real Estate Investments: Based on acquisition price (and includes lease intangibles).

Health System-Affiliated: Properties are considered affiliated with a health system if one or more of the following conditions are met: 1) the land parcel is contained within the physical boundaries of a hospital campus; 2) the land parcel is located adjacent to the campus; 3) the building is physically connected to the hospital regardless of the land ownership structure; 4) a ground lease is maintained with a health system entity; 5) a master lease is maintained with a health system entity; 6) significant square footage is leased to a health system entity; 7) the property includes an ambulatory surgery center with a hospital partnership interest; or (8) a significant square footage is leased to a physician group that is either employed, directly or indirectly by a health system, or has a significant clinical and financial affiliation with the health system.

Hospitals: Hospitals refer to specialty surgical hospitals. These hospitals provide a wide range of inpatient and outpatient services, including but not limited to, surgery and clinical laboratories.

LTACHs: Long-term acute care hospitals (LTACH) provide inpatient services for patients with complex medical conditions who require more sensitive care, monitoring or emergency support than that available in most skilled nursing facilities.

Medical Office Building: Medical office buildings are office and clinic facilities, often located near hospitals or on hospital campuses, specifically constructed and designed for use by physicians and other health care personnel to provide services to their patients. They may also include ambulatory surgery centers that are used for general or specialty surgical procedures not requiring an overnight stay in a hospital. Medical office buildings may contain sole and group physician practices and may provide laboratory and other patient services.

Net Operating Income (NOI): NOI is a non-GAAP financial measure that is defined as net income or loss, computed in accordance with GAAP, generated from DOC’s total portfolio of properties before general and administrative expenses, acquisition-related expenses, depreciation and amortization expense, REIT expenses, interest expense and net change in the fair value of derivative financial instruments, and gains or loss on the sale of discontinued properties. DOC believes that NOI provides an accurate measure of operating performance of its operating assets because NOI excludes certain items that are not associated with management of the properties. Additionally, DOC’s use of the term NOI may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount.

Cash Net Operating Income (NOI): Cash NOI is a non-GAAP financial measure which excludes from NOI straight-line rent adjustments, amortization of acquired below and above market leases and other non-cash and normalizing items. Other non-cash and normalizing items include items such as the amortization of lease inducements. DOC believes that Cash NOI provides an accurate measure of the operating performance of its operating assets because it excludes certain items that are not associated with management of the properties. Additionally, DOC believes that Cash NOI is a widely accepted measure of comparative operating performance in the real estate community. However, DOC’s use of the term Cash NOI may not be comparable to that of other real estate companies as such other companies may have different methodologies for computing this amount.

GLOSSARY (continued)

Normalized Funds Available for Distribution (Normalized FAD): DOC defines Normalized FAD, a non-GAAP measure, which excludes from Normalized FFO, non-cash compensation expense, straight-line rent adjustments, amortization of acquired above market leases, amortization of deferred financing costs and amortization of lease inducements and recurring capital expenditures, including leasing costs and tenant and capital improvements. DOC believes Normalized FAD provides a meaningful supplemental measure of its ability to fund its ongoing distributions. Normalized FAD should not be considered as an alternative to net income or loss attributable to controlling interest (computed in accordance with GAAP) as an indicator of DOC’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of DOC’s liquidity. Normalized FAD should be reviewed in connection with other GAAP measurements.

Normalized Funds From Operations (Normalized FFO): Changes in the accounting and reporting rules under GAAP have prompted a significant increase in the amount of non-operating items included in FFO, as defined. Therefore, DOC uses Normalized FFO, which excludes from FFO acquisition-related expenses, net change in fair value of derivative financial instruments, non-controlling income from operating partnership units included in diluted shares, acceleration of deferred financing costs, and other normalizing items. However, DOC’s use of the term Normalized FFO may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount. Normalized FFO should not be considered as an alternative to net income or loss attributable to controlling interest (computed in accordance with GAAP) as an indicator of DOC’s financial performance or to cash flow operating activities (computed in accordance with GAAP) as an indicator of DOC’s liquidity, nor its indicative of funds available to fund DOC’s cash needs, including its ability to make distributions. Normalized FFO should be reviewed in connection with other GAAP measurements.

Occupancy:  Occupancy represents the percentage of total gross leasable area that is leased, including month-to-month leases and leases that are signed but not yet commenced, as of the date reported.

Off-Campus:  A building portfolio that is not located on or adjacent to key hospital based-campuses and is not affiliated with recognized healthcare systems.

On-Campus / Affiliated: On-campus refers to a property that is located on or within a quarter mile to a healthcare system. Affiliated refers to a property that is not on the campus of a healthcare system, but anchored by a healthcare system.

Same-Store Portfolio: The same-store portfolio consists of properties held by the Company for the entire preceding year and not currently slated for disposition.